                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)


Filed by the registrant  /X/
Filed by a party other than the registrant / /

Check the appropriate box:
     / /  Preliminary proxy statement
     /X/  Definitive proxy statement
     / /  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Biopool International, Inc.
___________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

                          Biopool International, Inc.
___________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/  $125 per Exchange Act Rule 0-11C(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________

     (2)  Aggregate number of securities to which transactions applies:
___________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
___________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
___________________________________________________________________________

     (2)  Form, schedule or registration statement no.:
_______________________________________________________________________

     (3)  Filing party:
_______________________________________________________________________

     (4)  Date filed:

                          BIOPOOL INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 6, 1996



TO THE STOCKHOLDERS OF
 BIOPOOL INTERNATIONAL, INC.:


     You are cordially invited to attend the Annual Meeting of Stockholders of Biopool International, Inc., which will be held at the DoubleTree Hotel, 2055 Harbor Boulevard, Ventura, California 93001, on Thursday, June 6, 1996, at 2:30 p.m. Pacific time, to consider and act upon the following matters:


1.   The election of directors; and

2. Such other business as may properly come before the Meeting or any adjournments of the Meeting.


     Only holders of record of Common Stock of the Company at the close of business on April 15, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.



                              By Order of the Board of Directors



                              Michael D. Bick, Ph.D.
                              Chief Executive Officer



6025 Nicolle  Street
Ventura, California 93003
(805) 654-0643
April 26, 1996

                          BIOPOOL INTERNATIONAL, INC.

                               _________________

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 6, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Biopool International, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the DoubleTree Hotel, 2055 Harbor Boulevard, Ventura, California 93001, on Thursday, June 6, 1996, at 2:30 p.m. Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on April 15, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, the Company had outstanding 7,966,139 shares of Common Stock, par value $.01 per share, the only outstanding voting security of the Company. As of the record date, the Company had approximately 250 stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

     The Company's principal executive offices are located at 6025 Nicolle Street, Ventura, California 93003. This Proxy Statement and the accompanying proxy were mailed to stockholders on or about April 26, 1996.

                             ELECTION OF DIRECTORS

     In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the stockholders of the Company, directors are elected for a one year term. The Board of Directors is currently set at four members. At the 1996 Annual Meeting, each director will be elected for a term expiring at the 1997 annual meeting. The Board of Directors proposes the nominees named below.

     Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

     The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                         Michael D. Bick, Ph.D.
                         Andrew L. Cerskus, Ph.D.
                         Lewis J. Kaufman
                         Douglas L. Ayer

     If elected, the nominees are expected to serve until the 1997 Annual Meeting of Stockholders.


INFORMATION WITH RESPECT TO EACH NOMINEE AND CERTAIN OFFICERS.

     The following table sets forth certain information with respect to each nominee and other officers of the Company as of April 26, 1996.

NAME                        AGE      POSITION
Michael D. Bick, Ph.D.      51       President, Chief Executive Officer,
                                       Director
Andrew L. Cerskus, Ph.D.    43       Director
Lewis J. Kaufman            63       Director
Douglas L. Ayer             58       Director

OTHER OFFICERS:

Jeffrey C. Hass             41       Corporate Secretary, Director of
                                       Finance
Keith R. Gould              61       Executive Vice President Sales and
                                       Marketing

     All officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between any directors or officers of the Company.

     MICHAEL D. BICK, Ph.D. was elected Chief Executive Officer and Director of the Company in August 1991, Chairman of the Board in July 1993 and President in January 1996. In 1988, Dr. Bick founded the Company's MeDiTech subsidiary, and was President and Chief Executive Officer thereof from that time until it was acquired by the Company in January 1992. In 1978 he cofounded Pacific Hemostasis Laboratory, Inc. and was President thereof from 1978 until 1984, at which time the company was sold to Curtin Matheson Scientific. Dr. Bick received a Ph.D. in Molecular Biology from the University of Southern California in 1971, after which he was a Research Fellow at the Harvard Medical School from 1971 to 1974 and an assistant member of the Roche Institute of Molecular Biology from 1974 to 1978.

     ANDREW L. CERSKUS, Ph.D. has been a Director of the Company since March 1990. Mr. Cerskus has served since January 1996 as the President of MBI Fermentas Inc., an Ontario (Canada) corporation which develops and markets enzymes and kits used in molecular biology (DNA) research throughout Canada and the United States. From November 1989 until December 1995, Mr. Cerskus served as President and Chief Operating Officer of the Company. He concurrently served as President and Chief Executive Officer of Biopool Canada since he founded that subsidiary in 1983 until December 1995. After receiving a Ph.D. degree in 1980 from the University of Western Ontario, Dr. Cerskus was engaged in coagulation research both as Assistant Professor in the Department of Pathology of McMaster University in Hamilton Canada and as Senior Scientist with the Canadian Red Cross.

     LEWIS J. KAUFMAN was named as a Director of the Company in July 1993. Since 1988, Mr. Kaufman has been President of L.J. Kaufman & Co., Inc., a financial advisory firm in Los Angeles.

     DOUGLAS L. AYER was named to the Company's Board of Directors in December 1993. He is currently President and Managing Partner of International Capital Partners of Stamford, CT. Mr. Ayer was previously Chairman and Chief Executive Officer of Cametrics, a manufacturer of precision metal components, and has held executive positions at Paine Webber and McKinsey & Co., Inc. Mr. Ayer also serves as a director (and is a member of the Compensation Committee) of Bio Dental Technologies Corp., a publicly traded distributor of dental supplies.

     JEFFREY C. HASS was appointed Corporate Secretary and Director of Finance of the Company in June 1994. For the past 5 years, Mr. Hass has been the partner in charge of audits at the accounting firm of Farber & Hass, Certified Public Accountants, in Oxnard, California. Prior to that Mr. Hass was with the accounting firm of Deloitte & Touche in Oxnard, California, and from 1977 to 1986 was in the Emerging Business Group, with additional responsibility for initial public offerings and related Securities and Exchange Commission work, for Ernst and Young.

     KEITH R. GOULD became Executive Vice President Sales and Marketing on April 1, 1996. Mr. Gould joined the Company in January 1994 as Vice President Sales & Marketing. Prior to joining the Company from January 1984 until December 1993, Mr. Gould served as Vice President Sales & Marketing for Medical Analysis Systems, Inc., a privately held manufacturer of clinical chemistry reagents and control products, where he was responsible for worldwide sales and marketing activities.
     During the fiscal year ended December 31, 1995, the Board of Directors met 4 times. Each director attended in excess of 75% of all meetings of the Board of Directors held during the year.

The Board of Directors has not established an Audit Committee of the Board of Directors. The Board of Directors directly oversees the work of the Company's auditors with respect to financial and accounting matters. The Board of Directors created a Compensation Committee on January 27, 1994, which met 4 times during fiscal 1995. The function of the Compensation Committee is to review and make recommendations with respect to compensation of executive officers and key employees. Messrs. Ayer and Kaufman are members of the Compensation Committee. The Company does not have a standing Nominating Committee.

     Each of Messrs. Bick, Kaufman and Ayer filed an Annual Statement of Beneficial Ownership on Form 5 in April 1996 with respect to changes in their respective beneficial ownership of the Company's securities which, in each case, should have been reported on a Statement of Changes in Beneficial Ownership on Form 4 during fiscal 1995.

                                   MANAGEMENT

EXECUTIVE COMPENSATION

     The following tables set forth certain information as to the Company's Chief Executive Officer and its Executive Vice President of Sales and Marketing for the three year period ended December 31, 1995. No other executive officer of the Company had compensation in excess of $100,000 during the period:

                           SUMMARY COMPENSATION TABLE
                                                        Other
                                                       Annual
                                                     Compensa-
Name and Principal Position  Year   Salary    Bonus    tion(1)    Options
___________________________________________________________________________
Michael D. Bick, Ph.D.       1995  $123,000     0      $7,700      37,000
  Chief Executive Officer    1994   $91,100     0      $7,100      12,349
                             1993   $89,200     0      $7,200      32,465

Keith R. Gould
  Executive Vice President   1995  $143,600     0     $11,800(2)    8,000
                             1994  $132,600     0     $10,300(2)  250,000
_____________________

(1) Represents payment of a car allowance, payment by the Company of premiums on a life insurance policy as to which the Company is not a beneficiary, and contributions to the Company's 401(k) profit sharing plan.

(2) Also includes $6,666.66 representing indebtedness of Mr. Gould to the Company which was forgiven during the year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (Individual Grants)

                                               Percent of
                                           Total Options/
                                             SARs Granted
                              Options        to Employees     Exercise or
Name                          Granted      in Fiscal Year      Base Price
___________________________________________________________________________
Michael D. Bick, Ph.D.         37,000            10.7%             $1.030

Keith R. Gould                  8,000             2.3%            $0.9375




                                       6

                                           Potential Realizable Value at
                                           Assumed Annual Rate of Stock
                                          Appreciation for Option Term(1)
                           Expiration
Name                          Date                   5%          10%
___________________________________________________________________________
Michael D. Bick, Ph.D.      2/02/2005             $18,425      $57,868

Keith R. Gould              2/02/2005              $9,742      $11,950

____________________

(1) The potential realizable value is based on the term of the option at the time of grant which is ten years for the options set forth in the table. An assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the Securities and Exchange Commission (the "Commission"). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price. The potential realizable value is not intended to forecast the future appreciation of the Common Stock.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES
                                                                 Value of
                                                Number of     Unexercised
                                            Unexercisable    in-the-Money
                                               Options at      Options at
                                                   Fiscal          Fiscal
                  Shares                         Year-End        Year-End
                Acquired
                      on           Value     Exercisable/    Exercisable/
Name            Exercise        Realized    Unexercisable   Unexercisable
___________________________________________________________________________
Michael D. Bick, Ph.D.        0         0   44,814/37,000       $0/19,610(1)

Keith R. Gould           13,953   $37,500  25,000/208,000   $9,313/79,480(2)


____________________

(1) Determined as to 37,000 shares as the difference between the closing bid price of the Common Stock on the NASDAQ System on December 29, 1995 ($1.56/share) and the exercise price of the options covering such


                                       7

  shares ($1.030/share). None of the remaining 44,814 reported options were in-the-money at the end of the fiscal year as a result of the closing bid price of the Common Stock as reported on the NASDAQ System on December 29, 1995 ($1.56/share) being less than the exercise price of the options ($2.75/share as to 32,465 shares and $1.5813/share as to 12,349 shares).

(2) Determined as to 25,000 shares as the difference between the closing bid price of the Common Stock on the NASDAQ System on December 29, 1995 ($1.56/share) and the exercise price of the options as to such shares ($1.1875/share), and as to 208,000 shares as the difference between such closing bid price and the exercise price as to the options covering such shares (8000 shares, $0.9375/share; 200,000 shares, $1.1875/share).

PRIOR PERFORMANCE OF COMPANY COMMON SHARES

  The following chart presents for the period commencing on December 31, 1990 and ending on December 31, 1995, the yearly percentage change in the Company's cumulative total return on its Common Stock with the cumulative total return for the same period, assuming reinvestment of dividends, of the NASDAQ Stock Market Index (US) (January 1, 1991 = $100) and the NASDAQ non-financial index (January 1, 1991 = $100). "Cumulative total return" of the Company's Common Stock is measured by dividing (i) the difference between the Company's share price at the end and beginning of the measurement period, with share prices adjusted for stock splits and stock dividends effected during the period.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 Amont Biopool International, Inc., the NASDAQ Stock Market-US Index and the
                          NASDAQ Non-Financial Index

                                   Cumulative Total Return
___________________________________________________________________________

                            12/90   12/91   12/92  12/93   12/94  12/95
___________________________________________________________________________
Biopool International        100     215    431     292    254     385

NASDAQ Stock Market-US       100     161    187     215    210     296

NASDAQ Non-Financial         100     161    176     203    195     268


* $100 invested on 12/31/90 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee was formed on January 27, 1994. The Report of the Compensation Committee, which discusses certain matters relating to the compensation of the executive officers of the Company, is attached to this Proxy Statement as Appendix A.

COMPENSATION OF DIRECTORS

  Non-employee directors receive $3,000 per calendar year, plus $500 for each Board of Directors meeting attended. The Company pays all out-of-pocket fees of attendance. In addition, directors who are not members of the Compensation Committee are eligible to receive grants of Rights under the 1993 Plan, at the discretion of the Compensation Committee.

STOCK INCENTIVE PLANS

     The Company has a 1987 Stock Option Plan (the "1987 Plan") and a 1993 Stock Incentive Plan (the "1993 Plan"), each of which was adopted by the Company's Board of Directors and stockholders (collectively, the "Plans"). The Plans are designed to encourage stock ownership by directors, officers, employees and consultants of the Company and its subsidiaries, and to promote the long-term interests of the Company and its stockholders by providing these eligible persons with an additional incentive to promote the financial success of the Company and its subsidiaries. The Plans provide for the issuance of options and stock purchase rights (together, "Rights") to employees, officers and, under certain circumstances, directors of the Company. Options granted under the Plans may be either ISOs or NQSOs. The Plans impose no limit on the number of officers and other key employees to whom awards may be made. At April 26, 1996, approximately [50] persons were eligible to receive Rights under the Plans. An aggregate of 1,650,000 shares of the Company's Common Stock are reserved for issuance under the 1993 Plan. Shares are no longer issuable under the 1987 Plan. The following table provides information relative to the Plans as of April 26, 1996:

                  Number of                     Number of
                   Shares      Option Price      Shares      Option Price
___________________________________________________________________________
Outstanding        804,577    $0.94 to $1.58     181,745    $1.38 to $2.75

Exercised           41,985    $1.19 to $1.44      94,788    $0.19 to $1.38

Exercisable        413,420    $0.94 to $1.58     181,745    $1.38 to $2.75

Available for      803,438                             0
Future Grants

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of April 15, 1996, certain information regarding the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and (iii) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares benefi-cially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person shown is c/o the Company, 6025 Nicolle Street, Ventura, California 93003.

                                Number of Shares
                                Beneficially Owned     Percent of Class
___________________________________________________________________________
Michael D. Bick, Ph.D.(1)           1,094,814                13.7%

Andrew L. Cerskus, Ph.D.(2)           628,352                 7.9%

Lewis J. Kaufman(3)                    83,317                 1.0%

Douglas L. Ayer(4)                     73,317                  *

Zesiger Capital Group LLC(5)
  320 Park Avenue
  New York, New York 10022          1,068,000                13.4%

All Executive Officers and          1,971,300                24.7%
Directors as a group (6
persons)(6)
________________________
*    Less than 1%

(1) Includes 81,814 shares of Common Stock underlying options that are presently exercisable.




                                       10

(2) Includes 496,571 shares of Common Stock held by the Cerskus Investments Corporation, an investment company owned jointly by Dr. Cerskus and his wife, 80,561 shares of Common Stock held in various trusts for the benefit of Dr. Cerskus' minor children, as to which Dr. Cerskus and his wife act as trustee, and 51,220 shares of Common Stock subject to currently exercisable options. Dr. Cerskus' address is c/o MBI Fermentas Inc., 7 Innovation Drive, Flamborough, ON, Canada, L9H 7H9.

(3) Includes 53,317 shares of Common Stock subject to a currently exercisable warrant and 30,000 shares of Common Stock subject to currently exercisable options.

(4) Includes 58,317 shares of Common Stock subject to a currently exercisable warrant held by ICP, Inc. and 15,000 shares of Common Stock subject to a currently exercisable option held by ICP, Inc., of which Mr. Ayer is a stockholder.

(5) Based solely on information provided to the Company by Zesiger Capital Group LLC pursuant to Schedule 13G of the Securities and Exchange Commission received by the Company on December 6, 1995.

(6) Includes 269,534 shares of Common Stock subject to currently exercisable options and 111,634 shares of Common Stock subject to currently exercisable warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In June 1993, the Company issued 1,166,334 shares of Common Stock for a total price of $2,186,876 to BEA Associates, as nominee for International Capital Partners, Inc. ("ICP"), a Stamford, Connecticut-based investment company that specializes in providing capital and advisory services to small growth companies. In connection with the private placement, the Company issued a five year Common Stock Purchase Warrant for 58,317 shares of Common Stock to ICP exercisable at $3.50 per share. The Company also issued to Van Kasper & Co., Inc. ("Van Kasper"), a five year Common Stock Purchase Warrant for 116,634 shares of Common Stock, exercisable at $1.875 per share, and paid a fee to Van Kasper for services rendered in connection with the private placement in the amount of $87,475. Douglas L. Ayer, a Director of the Company, is currently a Managing Partner of International Capital Partners. Van Kasper subsequently paid to Lewis J. Kaufman, a Director of the Company, one-half of the fee paid to Van Kasper by the Company, and assigned the right to purchase 58,317 shares of Common Stock of the Company which were subject to the warrant issued to Van Kasper, in consideration of services rendered by Mr. Kaufman in the transaction.


                                    AUDITORS

    Ernst & Young, independent certified public accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended December 31, 1995, and have been selected upon recommendation of the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 1996. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from shareholders.


                           PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a shareholder for presentation at the Company's 1997 Annual Meeting and received at the Company's executive offices no later than December 31, 1996, will be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting.


                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                    EXPENSES

    The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, telephone, telegraph and personal contact by officers and other employees of the Company, who will not receive additional compensation for such services. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.


                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended December 31, 1995 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                              REPORT ON FORM 10-K

    THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO BIOPOOL INTERNATIONAL, INC., 6025 NICOLLE STREET, VENTURA, CALIFORNIA 93003, ATTENTION: CHIEF EXECUTIVE OFFICER.

                                                               APPENDIX A

                        REPORT OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The following report of the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

    To the Board of Directors:

General

    The Compensation Committee of the Board of Directors (the "Committee") is currently responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to approval of the Board of Directors. The Committee was established on January 27, 1994, and has continued executive compensation policies which are consistent with those established prior to fiscal 1994 by the Board of Directors.

Compensation Philosophy

    The Company's executive compensation programs are designed to: (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions in achieving such goals; and (iii) to provide compensation opportunities which are competitive to those offered by other corporations similar in size and performance.

    The Company attempts, in its compensation policy, to link the components of executive compensation to individual and Company performance. Cash compensation has not been materially increased for several years, and options have not traditionally been granted to executive officers in years in which the Company's performance has been below expectations. With regard to the Company's performance, considerations used in determining appropriate levels of compensation for executive officers included: revenue growth and profitability, both actual and as they related to pre-established objectives; new product development; strategic initiatives; and other factors which the Compensation Committee believes affect stockholder value. Revenue increased 21% in fiscal 1995 over fiscal 1994, and 28% in fiscal 1994 over 1993. The Company's revenue growth resulted from the introduction of new products, improved marketing strategies and management emphasis on marketing the Company's products under private label arrangements with larger companies. Although net income decreased 80% from $705,331 in 1994 to $140,817 in 1995, the Compensation Committee views this decrease as primarily attributable to non-recurring expenses related to the MAS litigation, and was not demonstrative of a lack of effectiveness of the Company's compensation policies.

Base Salary

    In determining base salaries for executives for 1995, the Compensation Committee considered the Company's earnings, growth in revenues, spread, individual performance and achievement, areas of responsibility, position, tenure and internal comparability. The Compensation Committee generally considered the Company's executives to have been underpaid in prior periods.

Stock Option Grants

    As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, in 1987 and 1993, the Board of Directors adopted stock option plans pursuant to which stock options have been granted to directors, officers and employees of the Company (including directors who are also officers). The purpose of these plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Board of Directors approved in fiscal 1995 the granting of options to executive officers under the 1993 Stock Option Plan to purchase an aggregate of 53,500 shares of Common Stock at a weighted average exercise price of $1.00 per share. Each of the options granted were ten year options which vest over a one year term and were granted at exercise prices equal to the fair market value of the Company's Common Stock on the date of grant (except that options granted to holders of more than 10% of the Company's Common Stock were granted at exercise prices equal to 110% of the fair market value of the Company's Common Stock on the date of grant).


                                  The Compensation Committee:


                                  Lewis J. Kaufman
                                  Douglas L. Ayer

                          BIOPOOL INTERNATIONAL, INC.
                    Proxy for Annual Meeting of Shareholders


    The undersigned, a Shareholder of BIOPOOL INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby appoints Michael D. Bick and Jeffrey C. Hass, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on June 6, 1996, and any adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          BIOPOOL INTERNATIONAL, INC.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors recommends a vote FOR the election of each of the nominees named in the following Proposal.

1.  ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:
    Authority to vote for the nominees listed below:  Michael D. Bick,
    Ph.D.   Andrew L. Cerskus, Ph.D.   Lewis J. Kaufman   Douglas L. Ayer

              / /  FOR                      / /  WITHHELD

    For, except vote withheld from the following nominee(s):

    ______________________________________________________________________


The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

/ / Please indicate by checking this box if you anticipate attending the Annual Meeting.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 26, 1996, relating to the Meeting.


___________________________________________________________________________
Signature(s) of Shareholder(s) (See instruction Below)

Dated__________, 1996


The signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Share Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.